SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.


                                  FORM 8-K


                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

  Date of Report (date of earliest event reported):  March 20, 1997


                                RENTECH, INC.
             (Exact name of registrant as specified in charter)


  Colorado                      0-19260                 84-0957421
  (State or other               Commission              I.R.S. Employer
  jurisdiction of               File No.                Identification No.
  incorporation or
  organization)

  1331 17th Street, Suite 720, Denver, Colorado               80202
  (Address of principal executive offices)                    (Zip Code)

  Registrant's telephone number, including area code:  (303) 298-8008


  Item 2.  Acquisition or Disposition of Assets.

       The Company acquired the assets of Okon, Inc. by purchase on March 20, 1997. The assets acquired primarily consisted of formulations for the manufacture of water-based stains, repellants and sealers; inventory; equipment; federal registered trademarks; and purchase orders for products. The purchase price paid consisted of cash funds in the amount of $1,000,000 plus $300,000 payable according to the terms of the Company's promissory note. The note bears interest at 9% per annum, and is payable in 12 monthly installments commencing in April 1998. The assets were purchased from Okon, Inc. at a bargained price determined by arm's-length negotiations. The seller had no material relationship with the Company or any of its officers or directors or their associates. The funds for the purchase price were Company funds obtained through private placement sales of shares of the Company's preferred stock that are convertible into shares of its common stock.

       The assets were used by the seller in the business of producing and selling water repellant sealers and stains for wood, concrete and masonry. The Company has formed a new subsidiary corporation with the name of Okon, Inc., and intends to use the assets acquired in the same type of business.


  Item 7.  Financial Statements and Exhibits.

       Financial statements and exhibits for the assets acquired by the Company through its wholly-owned subsidiary, Okon, Inc., are not included with this report. The financial statements and exhibits are expected to be filed by May 16, 1997.

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                                                      PAGE 2

       The agreement for purchase of the assets of Okon, Inc. was filed as exhibit 99.1 to the Company's Current Report on Form 8-K dated December 16, 1996.


  Item 9.  Sales of Equity Securities Pursuant to Regulation S.

       Rentech, Inc. sold 130,000 shares of its Series 1997-A Convertible Preferred Stock on March 26, 1997 to accredited investors through VenGua (Raleigh), Inc. for $1,300,000. The total offering discounts were $190,000. The preferred shares that have been sold are convertible into either the lesser of 6,189,652 shares of common stock at an average price of $.21 per share or into common stock at a price that is 70% of the average closing bid price of the common stock for the five trading days preceding the date of each conversion, whichever is less. The Company expects to sell another 20,000 shares of the preferred stock on the same terms and at the same formula for determining sales price. Dividends are payable on the preferred shares at 15% per annum, in common stock or cash, at the option of the Company, until converted or redeemed by the Company. The sale was made to accredited persons who are non-United States persons pursuant to an exemption from registration provided by Regulation S issued under the Securities Act of 1933, as amended. The holders of the preferred shares are entitled to warrants authorizing them to purchase one share of common stock for each two and a half shares of common stock received upon conversion of their preferred stock by payment of the closing bid price of the common stock for the five trading days preceding the date of subscription for purchase of the preferred shares. The warrants may be exercised for a period of five years from the date of conversion.


                                  SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      RENTECH, INC.


  Date:  April 3, 1997           By:    (signature)
                                      ----------------------------------
                                      Dennis L. Yakobson
                                      President and Chief Executive Officer